Exhibit 10.9

OFFICE BUILDING LEASE AGREEMENT

SIGMATEL, INC.

AND

BC PLAZA II/III LTD.

AT

BARTON CREEK PLAZA

BASIC LEASE INFORMATION

“Lease Date”:	________________________________________,2000

“Tenant”:	SigmaTel, Inc., a Texas corporation

Address or Tenant:	2700 Via Fortuna, Suite 500 Austin, Texas 78746

Contact: Donald W. Muskopf Telephone: (512) 381-3700

“Landlord”:	BC Plaza II/III, Ltd.

Address of Landlord:	c/o Trammell Crow Company 301 Congress Avenue, Suite 1300, Austin, Texas 78701

Contact:	Kevin Granger Telephone: (512) 474-9900

“Premises”:	Suite No. 300, which is located in the office building, sometimes referred to as Barton Creek Plaza (the “Building”) to be (or which has been) constructed on the land (the “Land”) described in Exhibit A attached hereto, which Premises are outlined in the plan attached hereto as Exhibit B.

“Property”:	Collectively, the Land and Building, together with all landscaping, driveways, parking areas, parking garages, and all other buildings and improvements which are now or hereafter located on the Land.

“Lease Term”:	The period commencing on the Commencement Date (as defined in the Lease) and, subject to and upon the terms and conditions set forth in the Lease, or in any exhibit or addendum thereto, continuing for seventy-two (72) calendar months thereafter; provided, however, if the term of the Lease is deemed to have commenced on a date other than the first day of a calendar month, the expiration date of the primary term shall be extended so as to give effect to the full term specified above in addition to the remainder of the calendar month during which the Lease is deemed to have commenced.

“Estimated Commencement Date”:	August 1, 2000

“Net Rentable Area of the Premises”:	46,204 square feet.

“Basic Rental”:

Months 1-12	$ 18.00 per square foot NRA Per Annum	$69,306.00 per month

Months 13-24	$ 18.50 per square foot NRA Per Annum	$71,231.16 per month

Months 25-36	$ 19.00 per square foot NRA Per Annum	$73,156.33 per month

Months 37-48	$ 19.00 per square foot NRA Per Annum	$73,156.33 per month

Months 49-60	$ 19.50 per square foot NRA Per Annum	$75,081.50 per month

Months 61-72	$ 20.00 per square foot NRA Per Annum	$77,006.66 per month

“Estimated Operating Expenses”:

Thru July ‘01 Months 1-12	$ 9.00 per square foot NRA Per Annum	$34,653.00 per month

Months 13-24	$ 9.00 per square foot NRA Per Annum	$34,653.00 per month

Months 25-36	$ 9.00 per square foot NRA Per Annum	$34,653.00 per month

Months 37-48	$ 9.00 per square foot NRA Per Annum	$34,653.00 per month

Months 49-60	$ 9.00 per square foot NRA Per Annum	$34,653.00 per month

Months 61-72	$ 9.00 per square foot NRA Per Annum	$34,653.00 per month

“Adjusted Rental”:

Months 1-12	$ 27.00 per square foot NRA Per Annum Thru July ‘01	$103,959.00 per month

Months 13-24	$ 27.50 per square foot NRA Per Annum	$105,884.16 per month

Months 25-36	$ 28.00 per square foot NRA Per Annum	$107,809.33 per month

Months 37-48	$ 28.00 per square foot NRA Per Annum	$107,809.33 per month

Months 49-60	$ 28.50 per square foot NRA Per Annum	$109,734.50 per month

Months 61-72	$ 29.00 per square foot NRA Per Annum	$111,659.66 per month

“Security Deposit”:	$111,659.66 (and the “Letter of Credit)	.

“Permitted Use”:	Tenant shall occupy the Premises for general office purposes and for no other use or purpose without the prior written consent of Landlord.

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This Basic Lease Information is hereby incorporated into and made a part of the lease attached hereto (the “Lease”).

Each reference in the Lease to any of the information or definitions set forth in this Basic Lease Information shall mean and refer to the information and definitions hereinabove set forth and shall be used in conjunction with the provisions of the Lease. In the event of any direct conflict between this Basic Lease Information and the Lease, this Basic Lease Information shall control; provided, however, that those provisions of the Lease (including its Exhibits) which expressly require an adjustment to any of the matters set forth in this Basic Lease Information shall supersede the provisions of this Basic Lease Information.

LANDLORD:		TENANT:

BC PLAZA II/III, LTD., a Texas limited partnership		SigmaTel, Inc., a Texas corporation

By:	By: Trammell Crow Central Texas Development, Inc., a Delaware corporation, Its General Partner	2700 Via Fortuna, Suite 500 Austin, Texas 78746

/s/ Donald W. Muskopf

By:		By:	Donald W. Muskopf
Title:		Title:	C.F.O.

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TABLE OF CONTENTS

1.	Definitions and Basic Provisions		1
2.	Lease Grant		1
3.	Rent		1
4.	Landlord’s Obligations		2
5.	Leasehold Improvements		3
6.	Use		3
7.	Tenant’s Repairs and Alterations		3
8.	Assignment and Subletting		3
9.	Indemnity		4
10.	Subordination		4
11.	Rules and Regulations		4
12.	Inspection		5
13.	Condemnation		5
14.	Fire or Other Casualty		5
15.	Holding Over		5
16.	Taxes on Tenant’s Property		5
17.	Events of Default		5
18.	Remedies		6
19.	Surrender of Premises		6
20.	Attorney’s Fees		6
21.	Mechanic’s Liens		7
22.	No Subrogation-Liability Insurance		7
23.	Brokerage		7
24.	Change of Building Name		7
25.	Estoppel Certificates		7
26.	Notices		7
27.	Separability		7
28.	Amendments; Binding Effect		8
29.	Quiet Enjoyment		8
30.	Gender		8
31.	Joint and Several Liability		8
32.	Personal Liability		8
33.	Certain Rights Reserved by Landlord		8
34.	Notice to Lender		8
35.	Captions		9
36.	Miscellaneous		9
37.	Landlord’s Financing		9
38.	Lender’s Approval		9
39.	Prevailing Rental Rate		9
40.	Force Majeure		10
41.	Applicable Law		10
42.	Third Party Rights		10
43.	Exhibits and Attachments		10
44.	Hazardous Materials		10
45.	Landlord’s Lien		10

	Exhibit A	Legal Description of the Land
	Exhibit B	Outline of Premises
	Exhibit C	Rules and Regulations
	Exhibit D	Construction Provisions
	Exhibit E	Parking
	Exhibit F	Operating Expenses
	Exhibit G	Intentionally Deleted
	Exhibit H	Acknowledgment of Lease Commencement and Lien Rights
	Exhibit I	Special Provisions
	Exhibit J	Example Letter of Credit
	Exhibit K	Estoppel, Non-Disturbance, Subordination and Attornment Agreement

i

OFFICE BUILDING LEASE AGREEMENT

THIS LEASE AGREEMENT is entered into as of the Lease Date set forth in the Basic Lease Information by and between BC Plaza II/III, Ltd. (hereinafter called “Landlord”) and Sigma Tel, Inc. (hereinafter called “Tenant”).

WITNESSETH:

1.    Definitions and Basic Provisions.     The definitions, information and basic provisions set forth in the Basic Lease lnformation (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes and shall be used in conjunction with the provisions of this Lease. As used herein, the term “Net Rentable Area” or “NRA” shall mean and refer to the Gross Floor Area (hereinafter defined) minus the Unrentable Floor Area (hereinafter defined) plus additional areas as provided herein. The term “Gross Floor Area” shall mean and refer to all floor area on a given floor under the roof of the Building and measured to the “Exterior Building Wall” (which shall mean the outside surface of the outer glass or midpoint of the wall in the absence of glass of the exterior wall of the Building). The “Unrentable Floor Area” shall mean and refer to the vertical penetrations of the Building measured from within the penetration to the midpoint of the outermost wall enclosing the penetration and includes the elevator shafts, Building stairs and vertical flues and ducts. In the case of a single tenancy floor, the NRA shall include (i) the “Allowable Area,” which as used herein shall mean all floor area enclosed by the Exterior Building Wall of the Premises on such floor and measured to the midpoint of walls separating areas devoted to Building mechanical rooms, Building electrical rooms, and Building janitor closets located on such floor, and (ii) an allocation of the square footage of the ground floor lobby, arcades, service corridors, telephone, mail and engineer rooms, and other Building service and common areas. In the case of a multiple tenancy floor, the NRA shall include (i) the “Allowable Area,” which as used herein shall mean all floor area enclosed by the Exterior Building Wall of the Premises on such floor and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator lobbies, restrooms, mechanical rooms, janitor closets, vending areas and other similar facilities which are intended for the use of all tenants on the particular floor, (ii) an allocation of the Building service and common areas located on such floor, and (iii) an allocation of the square footage of the ground floor lobby, arcades, service corridors, telephone, mail and engineer rooms and other Building service and common areas. No deductions from NRA are made for columns or projections necessary to the Building. The Net Rentable Area of the Premises has been calculated on the basis of the foregoing definitions in general, and is hereby stipulated for all purposes hereof to be as set forth in the Basic Lease Information, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Premises or the Building. The term “Net Rentable Area of the Building” shall mean the aggregate total of all Net Rentable Area in the Building.

2.    Lease Grant.     Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenants and upon the terms hereinafter stated, does hereby lease, demise and let unto Tenant the Premises commencing on the first to occur of (i) the date upon which Tenant occupies the Premises, or (ii) the date upon which the Premises are substantially complete (as defined in paragraph 7 of Exhibit D) and ready for occupancy (the “Commencement Date”) and ending on the last day of the Lease Term unless sooner terminated as herein provided. If the Premises are not available and ready for occupancy, for any reason whatsoever, prior to the Estimated Commencement Date, Landlord shall not be deemed to be in default hereunder, and Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, except as set forth in this paragraph 2, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same and this Lease shall continue for the lease Term specified in the Basic Lease Information. In the event the Tenant Improvements (as defined in paragraph 2 of Exhibit D) are not substantially complete (as defined in paragraph 7 of Exhibit D) on the date which is ninety (90) days after the date on which Landlord receives a building permit to construct the Tenant Improvements (the “Outside Completion Date”) for any reason other than a delay caused by any act or omission of Tenant or its agents, employees, or contractors (including, without limitation, requests for change orders), then Landlord shall pay to Tenant as liquidated damages an amount equal to one (1) day’s Basic Rental for each day the Tenant Improvements are not substantially completed after the Outside Completion Date. By occupying the Premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended and to have acknowledged that the same comply fully with Landlord’s obligations, notwithstanding that certain “punch list” type items may not have been completed. Within fifteen (15) days after Tenant’s receipt of a request from Landlord, Tenant agrees to give Landlord a letter confirming the Commencement Date and certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord’s obligations hereunder. A blank copy of such acknowledgment is attached as Exhibit H.

3.    Rent.     In consideration of this Lease, Tenant promises and agrees to pay Landlord the Adjusted Rental, which is the sum of the monthly Basic Rental and monthly Estimated Operating Expenses (subject to adjustment as hereinafter provided in paragraph 3 of Exhibit F) without deduction or setoff, for each month of the entire Lease Term. One such monthly installment, together with the Security Deposit, shall be payable by Tenant to Landlord contemporaneously with the execution of this Lease, and a like monthly installment shall be due and payable without demand beginning on the first day of the calendar month following the expiration of the first full calendar month of the Lease Term and continuing thereafter on or before the first day of each succeeding calendar month during the Lease Terms hereof. Rent for any fractional month at the beginning of the Lease Term shall be prorated based on one-three hundred sixty-fifth (1/365) of the current annual Adjusted Rental for each day of the partial month this Lease is in effect, and shall be due and payable on or before that date on which Tenant certifies that it has accepted the Premises pursuant to Paragraph 2 hereof. In the event any installment of the Adjusted Rental, or any portion thereof, is not received by the due date thereof, then (without in any way implying Landlord’s consent to such late payment) Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of the Adjusted Rental, a late payment charge equal to five percent (5%) of the installment of the Adjusted Rental, or portion thereof, which is overdue, it being understood that said late payment charge shall be for the purpose of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late installment payments of the Adjusted Rental which become owing by Tenant to Landlord hereunder. In addition, if Tenant fails to pay installment of Adjusted Rental, or any portion thereof, within thirty (30) days after the due date thereof, or fails to pay any other sum (other than Adjusted Rental) which at any time becomes due to Landlord under any provision of this Lease as and when the same becomes due hereunder, then, in either such event, Tenant shall pay Landlord interest on such overdue amounts from the due date thereof until paid at an annual rate (the “Past Due Rate”) which equals the lesser of (i) eighteen percent (18%) or (ii) the highest rate then permitted by law.

3A.    Security Deposit.    The Security Deposit (as described in the Basic Lease Information) shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant; Landlord may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of Rent or other amounts due hereunder and any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant within a reasonable period of time after the expiration of this Lease. If Landlord transfers its interest in the Premises during the Lease Term, Landlord will assign the Security Deposit to the transferee and, thereafter, shall have no further liability for the return of such Security Deposit.

In addition to the cash Security Deposit described above, Tenant shall deposit with Landlord contemporaneously with the execution of this Lease, an irrevocable stand-by letter(s) of credit in the amount of $1,100,000.00 (whether one or more, the “Letter of Credit”), which shall be held and/or applied by Landlord in accordance with this Section; however, the Letter of Credit is not an advance rental deposit or a measure of Landlord’s damages for an Event of Default (defined below). The Letter of Credit shall be issued by a bank acceptable to Landlord and shall otherwise be in such form and contain such terms as are acceptable to Landlord, and shall be coterminous with the Term hereof. If the Letter of Credit is to be a series of Letters of Credit, for a one year term each, then each such Letter of Credit will contain a provision whereby Landlord may draw on the Letter of Credit if it is not replaced or renewed prior to its expiration date. Upon an Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law, cash the Letter of Credit (as the same may have been reduced in accordance with the terms hereof) and use and hold the same as a cash security deposit, which shall include the right to use any portion thereof to satisfy Tenant’s unperformed obligations hereunder, without prejudice to any of Landlord’s other remedies. If so used, Tenant shall pay Landlord an amount that will restore the Letter of Credit to its original amount upon request. The Letter of Credit (as the same may have been reduced in accordance with the terms hereof) will be returned to Tenant within 30 days after the end of the Term, provided that Tenant has fully and timely performed its obligations hereunder throughout the Term. If Landlord sells its interest in the Building, the Letter of Credit shall be transferred to such purchaser, and Tenant hereby agrees to cooperate in effectuating any such transfer. Notwithstanding the foregoing, so long as no Event of Default exists, if Tenant provides Landlord with evidence reasonably satisfactory to Landlord that Tenant has raised at least $50,000,000.00 pursuant to a public offering of Tenant’s stock, the amount of the Letter of Credit shall be reduced by one-half (1/2) following such evidence of such public offering.

4.     Landlord’s Obligations.

(a) Subject to the limitations hereinafter set forth, Landlord agrees to furnish Tenant while occupying the Premises and while Tenant is not in default under this Lease facilities to provide (i) water (hot, cold and refrigerated) at those points of supply provided for general use of tenants in the Building; (ii) heated and refrigerated air conditioning in season, during Customary Business Hours (as hereinafter defined), and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard, such service at hours other than Customary Business Hours to be furnished only after Landlord’s receipt of request from Tenant, who shall bear the entire cost thereof; (iii) janitorial service to the Premises as are reasonably considered by the Landlord to be standard on weekdays other than Holidays (as hereinafter defined) and such window-washing as may from time to time in Landlord’s judgment be reasonably required; (iv) operator less passenger elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during Customary Business Hours for the Building; (v) replacement of Building Standard light bulbs and fluorescent tubes; (vi) security, deemed appropriate by Landlord to the Building during the weekends and after normal working hours during the week (including a card-key access system for after business hours access); provided that Landlord shall not be liable to Tenant for any reason for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises; (vii) electric lighting to Common Areas; and (viii) landscaping services. In addition, Landlord agrees to maintain the public and common areas of the Building, such as lobbies, stairs, corridors, and restrooms, in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents, or invitees. Landlord shall furnish HVAC after business hours via an automated “on demand” system and Tenant shall pay Landlord $11.50 per hour (with a 2-hour minimum charge) per each half floor (or portion thereof) for such additional heating or air conditioning. If Tenant shall desire any of the services specified in this Paragraph 4 at any time or in an amount other than times or amounts herein designated, such excess service or services shall be supplied to Tenant, subject to availability, only if a request from Tenant has been received by Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord as additional rent the cost of such excess service or services (plus an additional charge of fifteen percent [15%] of such cost [excluding utility costs] to cover overhead) within fifteen (15) days after Tenant’s receipt of a bill therefor. The term “Customary Business Hours” means 7:00 a.m. to 7:00 p.m., Monday through Friday, and Saturday 8:00 a.m. to 1:00 p.m., except

Holidays. The term “Holidays” means New Year’s Day, Memorial Day, the Fourth of July, Labor Day, Thanksgiving Day and Christmas Day.

(b)     Landlord shall make available to Tenant electric power facilities as provided in Exhibit D. In the event that, in Landlord’s judgment, Tenant’s use of electricity exceeds that which is contemplated by the preceding sentence, Tenant shall bear the entire cost thereof, including, without limitation, the cost of any metering devices which may be necessary to determine the amount of such excess. Landlord shall also make available electric lighting and current for the common areas of the Building in the manner and to the extent deemed by Landlord to be standard. The obligation of Landlord hereunder to make available such utilities shall be subject to the rules and regulations of the supplier of such utilities and of any municipal or other governmental authority regulating the business of providing such utility service. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense that Tenant may sustain or incur if either the quantity or character of any utility service is changed. Any riser or risers or wiring to meet Tenant’s excess electrical requirements will be installed by Landlord at the sole cost and expense of Tenant (if, in Landlord’s sole judgment, the same are necessary and will not cause any permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants). When heat generating machines, equipment, fixtures, or devices of any nature whatsoever which affect the temperature otherwise maintained by the air conditioning system, are used in the Premises by Tenant, Landlord shall have the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

(c)     Failure to any extent to make available, or any slowdown, stoppage or interruption of, the services set forth in this Paragraph 4 resulting from any cause (including, but not limited to, Landlord’s compliance with (i) governmental or business guidelines now or hereafter published or (ii) any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation and maintenance of the Building) shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed an eviction of Tenant or work an abatement of Rent [except as set forth in this paragraph 4(c)], nor relieve Tenant from fulfillment of any covenant or agreement hereof; provided, however, Landlord shall use its best efforts to resume said services in a timely manner. Should any of such services be interrupted or terminated as a result of Landlord’s negligence (a “Service Interruption”) and if, as a result of such Service Interruption, the Premises (or any part thereof) is untenantable and, in Tenant’s reasonable business judgment, threatens Tenant’s continuing business operations, and such Service Interruption continues for a period of ten (10) or more consecutive business days after Tenant delivers written notice to Landlord of such Service Interruption, then all rent shall abate as to those portions of the Premises rendered untenantable and in fact not used by Tenant from and including the eleventh (11th) business day after Landlord’s receipt of such written notice from Tenant and shall continue until such space is again tenantable. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption in service occasioned thereby or resulting therefrom.

(d)     Notwithstanding any termination of this Lease prior to the Lease expiration date, Tenant’s obligations to pay any and all additional rent pursuant to this Lease shall continue and shall cover all periods up to the expiration date of this Lease; and, if Landlord terminates this lease without specifically waiving in writing Landlord’s right to seek damages against Tenant, Tenant’s obligations to pay any and all additional rent pursuant to this Lease shall not terminate as a result thereof. Tenant’s obligations to pay any and all additional rent or other sums owing by Tenant to Landlord under this Lease shall survive any expiration or termination of this Lease.

(e)     The covenants and obligations of Tenant to pay the Adjusted Rental and all additional rental (collectively, the “Rent”) hereunder shall be unconditional and independent of any other covenant or condition imposed on either Landlord or Tenant, whether under this Lease, at law or in equity.

5.    Leasehold Improvements.    Improvements to the Premises shall be installed as provided in Exhibit D. Landlord has made no representation or warranties as to the condition of the Premises, the Building or the Property, nor has Landlord made any commitments to remodel, repair or decorate, except as expressly set forth herein and in Exhibit D. Otherwise, Tenant acknowledges that Tenant is entering into this Lease on an “as is” basis.

6.    Use.    Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose, which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire, nor permit anything to be done that will in any way increase the rate of insurance on the Building or contents. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in the management of the Building. Tenant will maintain the Premises in a clean, healthful and safe condition and will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to the use, condition or occupancy of the Premises.

7.    Tenant’s Repairs and Alterations.    Tenant agrees, at its own cost and expense, to repair or replace any damage or injury done to the Property, or any part thereof, by Tenant or Tenant’s agents, employees, invitees, or visitors; provided, however, if Tenant fails to make such repairs or replacement, within fifteen (15) days after the occurrence of such damage or injury, Landlord may, at its option, make such repairs or replacement, and Tenant shall pay the cost thereof (plus an additional charge of fifteen percent [15%] of such cost to cover overhead) to Landlord within fifteen (15) days after Tenant’s receipt of a request from Landlord to do so. Tenant further agrees not to commit or allow any waste or damage to be committed on any portion of the Property, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up said Premises to Landlord in as good condition as at the commencement date, ordinary wear and tear excepted. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character on or to the Property, or any portion thereof, during the term of this Lease, except such repairs as may be required for normal maintenance operations and such additional maintenance as may be deemed necessary by Landlord because of damages, except damages caused by Tenant, its agents, employees, invitees or visitors. Tenant, without the prior written consent of Landlord, shall not paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the Property, or any part thereof, or make any other alterations or physical additions in or to the Property, or any part thereof. All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the Property, either by Landlord or Tenant, shall be Landlord’s property on termination of this Lease and shall remain on the Property without compensation to Tenant or, at Landlord’s option, Tenant shall restore those portions of the Premises which Tenant altered, added to or improved to their original condition. All furniture, movable trade fixtures and equipment installed in the Premises by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be so removed if required by Landlord, or if not so removed shall, at the option of Landlord, become the property of Landlord. In the event of any such removal, Tenant shall, at its expense, repair and restore to its original condition any portion of the Premises which is damaged by such removal. All such installations, removals and restorations shall be accomplished in a good workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities.

8.    Assignment and Subletting.

(a)     Tenant shall not assign all or any portion of this Lease, nor sublet the Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In the event Tenant should desire to assign all or any portion of this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall contain the name of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant, the term, use, rental rate and other particulars of the proposed subletting or assignment, including, without limitation, evidence satisfactory to Landlord that the proposed subtenant or assignee is financially responsible and will immediately occupy and thereafter use the Premises (or any sublet portion thereof) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter). Any such notice shall contain language in bold type that failure by the Landlord to timely respond shall result in a deemed consent. Landlord shall then have a period of five (5) business days following receipt of such notice within which to notify Tenant in writing that Landlord elects (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant for such assignment or subletting, provided that Landlord shall only have such termination right if any such proposed subletting or assignment is for 50% or more of the Premises or for any part of the Premises for the remainder of the Lease Term, or (2) to approve or disapprove Tenant’s proposed assignment or sublease stating any reason or condition for such disapproval. If Landlord shall fail to notify Tenant in writing of such election within said five (5) business day period, Landlord shall be deemed to have consented to such assignment or sublease. All plans and specifications for any alterations which may be necessary to provide such access shall be submitted by Tenant to Landlord for its prior written approval, which approval shall not be unreasonably withheld. No assignment or subletting by tenant shall relieve Tenant of any obligations under this Lease. Consent of Landlord to a particular assignment or sublease or other transaction shall not be deemed a consent to any other or subsequent transaction. Notwithstanding anything to the contrary contained in this paragraph 8, Tenant may assign this Lease or sublease all or any portion of the Premises to any entity which controls, is controlled by, or under common control with Tenant.

(b)     If Landlord consents to any subletting or assignment by Tenant as hereinabove provided, and subsequently any category of Rent received by tenant under any such sublease is in excess of the same category of Rent payable to Landlord under this Lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, then Landlord may, at its option, either (1) declare one-half (1/2) of such excess rents under any sublease or such additional consideration for any assignment to be due and payable by Tenant to Landlord as additional rent hereunder or (2), if applicable under subparagraph (a) above, elect to cancel this Lease and at Landlord’s option, enter into a lease directly with such assignee or subtenant, without liability to Tenant.

(c)     Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon assumption by the transferee of Landlord’s obligations hereunder (any such transferee to have the benefit of, and be subject to, the provisions of this Lease), no further liability or obligation shall thereafter accrue against Landlord hereunder.

(d)     If Tenant is a corporation, then any merger, consolidation, dissolution, or liquidation, or any change in ownership or power to vote of thirty percent (30%) or more of its outstanding voting stock shall constitute an assignment for the purpose of this Lease. Notwithstanding the foregoing sentence, the merger of Tenant into a wholly owned subsidiary, effected solely to change the domicile of organization of Tenant, shall not constitute an assignment for the purpose of this Lease. If Tenant is a partnership, joint venture or other entity, then any liquidation, dissolution, or transfer of ownership of any interests totaling thirty percent (30%) or more of the total interests in such entity shall constitute an assignment for purposes of this Lease.

(e)     Tenant agrees that it shall not place (or permit any employee or agent to place) any signs on or about the Property, nor conduct (or permit any employee or agent to conduct) any public advertising which includes any pictures, renderings, sketches or other representation of any kind of the Building (or a portion thereof) with respect to any proposed assignment or subletting of the Premises or any part thereof, without Landlord’s prior written consent.

(f)    Tenant shall not mortgage, pledge, hypothecate or otherwise encumber (or grant a security interest in) this Lease or any of Tenant’s rights hereunder, without Landlord’s prior written consent.

(g)    Tenant shall not sell, transfer, exchange, distribute or otherwise dispose of more than thirty percent (30%) of its assets (other than the Lease) without the prior written consent of Landlord.

9.    Indemnity.    Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, act of God, public enmity, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience that may arise through repair or alteration of any part of the Building, or failure to make any such repairs, unless caused by Landlord’s gross negligence or willful misconduct. In addition, Landlord shall not be liable to Tenant, or to Tenant’s agents, servants, employees, customers or invitees and Tenant shall indemnify and save harmless Landlord of and from all fines, suits, claims, demands, losses and actions (including attorney’s fees) for any injury to person or damage to property caused by any act, omission or neglect of Tenant, Tenant’s agents, servants, employees, customers or invitees.

10.    Subordination.    This Lease and all rights of Tenant hereunder are subject and subordinate to any deeds of trust, mortgages or other instruments of security, as well as to any ground leases or primary leases, that now or hereafter cover all or any part of the Property, or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increase, renewals, modifications, consolidations, replacements and extensions of any of such deeds of trust, mortgages, instruments of security or leases. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Tenant shall execute promptly any appropriate certificate or instrument that Landlord may reasonably request, including, without limitation, an Estoppel, Non-Disturbance, Subordination and Attornment Agreement in the form attached hereto as Exhibit K or in such other form as may be reasonably satisfactory to Landlord’s mortgagee. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or trusts of the remedies provided for by law or by such mortgage or deed of trust. Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the tenant of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by or liable for (i) any payment of Rent for more than one month in advance except prepayments (in an amount not in excess of one month’s Adjusted Rental) in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest, or (iii) any offset, claim or cause of action which Tenant may have against Landlord relating to the period which is prior to the time Tenant becomes the tenant of such successor in interest. Upon request by such successor in interest, Tenant shall execute and deliver an instrument confirming the attornment herein provided for. Notwithstanding the foregoing provisions, Tenant agrees that any mortgagee will have the right at any time to subordinate any rights of such mortgagee to the rights of Tenant under this Lease.

11.    Rules and Regulations.    Tenant and Tenant’s agents, employees, and invitees shall comply fully with all requirements of the rules and regulations of the Building and related facilities that are attached hereto as Exhibit C, and made apart hereof as though fully set out herein. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant. Landlord reserves the right to amend or rescind any of the rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and notice thereof given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

12.    Inspection.    Landlord or its officers, agents and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours (or, in any emergency, at any hour) to (a) inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein) or (b) show the Premises to prospective tenants [during the last twelve (12) months of the Lease Term), purchasers or lenders; and tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction. Tenant shall have the right to accompany Landlord and/or its officers, agents and representatives at any time they are in the Premises except during emergencies.

13.    Condemnation.    If the Premises or any part thereof, or if the Property or any portion of the Property leaving the remainder of the Property unsuitable for use as an office building comparable to its use on the Commencement Date of this Lease, shall be taken or condemned in whole or in part for public purposes, or sold in lieu of condemnation, then this Lease shall, at the sole option of Landlord, forthwith cease and terminate; all compensation awarded for any taking (or sale proceeds in lieu thereof) shall be the property of Landlord, and Tenant shall have no claim thereto (except for the value of the unamortized value of any improvements made by Tenant at its expense and any award to Tenant for its moving costs and damages to Tenant’s personal property), the same being hereby expressly waived by Tenant.

14.    Fire or Other Casualty.    In the event that substantially all of the Building should be destroyed by fire, tornado or other casualty or in the event the Premises or the Building should be so damaged that rebuilding of repairs cannot, in the reasonable judgment of Landlord be completed within one hundred eighty (180) days after the date of such damage, Landlord may at its option terminate this Lease, in which event, this Lease shall terminate effective as of the date of such damage. In the event the Building or the Premises should be damaged by fire, tornado or other casualty covered by Landlord’s insurance, but only to such extent that rebuilding or repairs can, in the reasonable judgment of Landlord, be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious but Landlord does not elect to terminate this Lease, in either such event Landlord shall within thirty (30) days after the date of such damage commence to rebuild or repair the Building and/or the Premises and shall proceed with reasonable diligence to restore the Building and/or Premises to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or other tenants within the Building or the Premises. Landlord shall allow Tenant a diminution of Adjusted Rental during the time the Premises are unfit for occupancy, which diminution shall be based upon the proportion of square feet which are unfit for occupancy to the total square feet in the Premises. In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, then Landlord, at Landlord’s option, may elect not to rebuild and this Lease shall terminate upon Tenant’s receipt of a notice from Landlord to that effect. Except as hereinafter provided, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

15.    Holding Over.    Should Tenant, or any of its successors in interest, hold over the Premises, or any part hereof, after the expiration of the Lease Term, unless otherwise agreed in writing by Landlord, such holding over shall constitute and be construed as a tenancy at will only, at a daily rental equal to the daily Rent payable for the last month of the Lease Term plus fifty percent (50%) of such amount. The inclusion of the preceding sentence shall not be construed as Landlord’s consent for Tenant to hold over.

16.    Taxes on Tenant’s Property.    Tenant shall be liable for all taxes levied or assessed against all personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

17.    Events of Default.    The following events shall be deemed to be events of default by Tenant under this Lease:

(a)    Tenant shall fail to pay when due any Rent or other sums payable by Tenant hereunder (or under any other lease now or hereafter executed by Tenant in connection with space in the Building) and such failure shall continue for five (5) days after written notice therefor from Landlord (provided that Landlord shall only be obligated to give Tenant written notice of any monetary default twice in any twelve (12) month period, and thereafter Tenant shall be deemed in default immediately after failure to make such payment without requirement of notice from Landlord).

(b)    Tenant shall fail to comply with or observe any other provision of this Lease (or any other lease now or hereafter executed by Tenant in connection with space in the Building), and such breach shall continue for thirty (30) days after notice from Landlord of such breach (unless with respect to any default which cannot be cured within thirty (30) days due to causes beyond Tenant’s reasonable control, Tenant, in good faith, after receiving such notice, shall have commenced and thereafter shall continue diligently to perform all action necessary to cure such default.

(c)    Tenant or any guarantor of Tenant’s obligations hereunder shall make an assignment for the benefit of creditors.

(d)    Any petition shall be filed by or against Tenant or any guarantor of Tenant’s obligations hereunder under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant’s obligations shall be adjudged bankrupt or insolvent in proceedings filed thereunder.

(e)    A receiver of Trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations hereunder.

(f)    Tenant shall desert or vacate any portion of the Premises.

18.    Remedies.    Upon the occurrence of any event of default specified in this Lease, Landlord shall have the option to pursue any and all remedies which it may then have hereunder or at law or in equity, including, without limitation, any one or more of the following, in each case, without any notice or demand whatsoever:

(a)    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, and Tenant agrees to pay to Landlord on demand the amount of all loss, cost, expense and damage which Landlord may suffer or incur by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including the loss of Rent for the remainder of the Lease Term.

(b)    Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, and if Landlord so elects, relet the Premises on such terms as Landlord shall deem advisable (including, without limitation, such concessions and free rent as Landlord deems necessary or desirable) and receive and retain all of the rent therefor; and Tenant agrees (i) to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Lease Term, and (ii) that Tenant shall not be entitled to any rents or other payments received by Landlord in connection with such reletting even if such rents and other payments are in excess of the amounts that would otherwise be payable to Landlord under this Lease.

(c)    Make such payments and/or take such action (including, without limitation, entering upon the Premises) and pay and/or perform whatever Tenant is obligated to pay or perform under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenditures and expenses (together with interest thereon at the Past Due Rate from the date paid by Landlord) which Landlord may make or incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

(d)    Collect, from time to time, by suit or otherwise, each installment of Rent or other sum as it becomes due hereunder, or to enforce, from time to time, by suit or otherwise, any other term or provision hereof on the part of Tenant required to be kept or performed.

(e)    In lieu of the monthly payments of Rent to be made by Tenant to Landlord pursuant to the preceding paragraphs (but in addition to the sums payable for Landlord’s expenses for keeping the Premises in good order and for preparing the same for reletting), Landlord may elect to recover from Tenant, and Tenant agrees to pay, upon demand, as liquidated damages, an amount equal to the difference between the Rent reserved for the unexpired portion of the term of this Lease and the then prevailing rental rate of the Premises for the same period, discounted to the date of termination at the rate of seven percent (7%) per annum.

(f)    No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit or any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of any Rent following an event of default hereunder shall not be construed as Landlord’s waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. Should Landlord at any time terminate this Lease for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default (together with interest thereon at the Past Due Rate), including the cost of recovering the Premises and the loss of Rent for the remainder of the Lease Term.

(g)    Tenant, for itself and on behalf of any and all persons claiming through or under it, including, without limitation, all creditors of all kinds, does hereby waive and surrender all right and privilege which it or any of them might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after having been dispossessed or rejected therefrom by process of law or under the terms and conditions of this Lease or after the termination of this Lease as herein provided.

19.    Surrender of Premises.    No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and signed by Landlord.

20.    Attorney’s Fees.    In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorney’s fees to be fixed by the court in such action or proceeding.

21.    Mechanic’s Liens.    Tenant will not permit any mechanic’s lien or liens to be placed upon the Property, or any portion thereof, caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will immediately pay and discharge the same. If default in payment thereof shall continue for fifteen (15) days after Tenant’s receipt of a notice thereof from Landlord, Landlord shall have the right and privilege at Landlord’s option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Tenant to Landlord and shall be repaid to Landlord (together with interest at the Past Due Rate from the date paid by Landlord) within fifteen (15) days after Tenant’s receipt of a request from Landlord therefor.

22.    No Subrogation-Liability Insurance.

(a)    Each party hereto hereby waives any cause of action it might have against the other party, on account of any loss or damage that is insured against under any standard insurance policy (to the extent such loss or damage is recoverable under such insurance policy) that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements or business and which names Landlord or Tenant, as the case may be, as a party insured, it being understood and agreed that this provision is cumulative of paragraph 9 hereof.

Notwithstanding the foregoing, the release in the preceding sentence shall be applicable and in full force and effect only so long as and to the extent that such release does not invalidate any policy or policies of insurance now or hereafter maintained by the other party hereto. Each party hereto agrees that it will request its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(b)    Tenant shall, at its expense, maintain a policy or policies of comprehensive general liability insurance pertaining to its use and occupancy of the Premises hereunder, with the premiums thereof fully paid in advance, issued by and binding upon a solvent insurance company approved by Landlord, such insurance to name Landlord and Tenant as insureds and to afford minimum protection of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit for bodily injury, death to any one person or property damage in any one occurrence. Upon Tenant’s execution of this Lease and at any time from time to time thereafter when Landlord so requests, Tenant shall furnish a certificate of insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain written obligation on the part of each insurance company to notify Landlord at least thirty (30) days prior to cancellation of material change of any such insurance.

23.    Brokerage.    Tenant warrants that it has had no dealings with any broker or agent other than Spencer Hayes and Mark Greiner of Colliers of Texas Real Estate Services, LLC (“Broker”) in connection with the negotiation or execution of this Lease and Tenant agrees to indemnify Landlord against all costs, expenses, attorney’s fees or other liability for commissions or other compensation or charges claimed by any broker or agent claiming the same by, through or under Tenant for this Lease, or any renewals, extension, amendments, addenda or expansions with respect to this Lease. Broker’s authorization as Tenant’s representative is documented by a letter dated April 27, 2000, a copy of which has been provided to Landlord. Payment of any commission to Broker is subject to a written agreement dated May 5, 2000 by and between Landlord and Broker.

24.    Change of Building Name.    Landlord reserves the right at any time to change the name by which the Building is designated.

25.    Estoppel Certificates.    From time to time when requested by Landlord, Tenant shall deliver to any prospective purchaser, present or future mortgagee or lessor, in each case, of all or any part of the Property, or any interest of Landlord therein, a certificate signed by Tenant confirming and containing such factual certificates and representations deemed appropriated by Landlord or any such purchaser, mortgagee or lessor, and Tenant shall, within fifteen (15) days following Tenant’s receipt of said proposed certificate from Landlord, return a fully executed copy of said certificate to Landlord. In the event Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing fifteen (15) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate.

26.    Notices.    Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment or request by Tenant or Landlord, shall be deemed to be complied with when and if the following steps are taken:

(a)    All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to, and must be received by, Landlord on the date due and at the address set forth in the Basic Lease Information or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

(b)    Any notice, request or document (excluding Rent or other payments) permitted or required to be delivered hereunder must be in writing and shall be deemed to be received if actually received and whether or not received when deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested), addressed to the parties hereto at the respective addresses set forth in the Basic Lease Information or at such other address as either of said parties have theretofore specified by written notice delivered in accordance herewith.

27.    Separability.    If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

28.    Amendments; Binding Effect.    This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

29.    Quiet Enjoyment.    Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Rent, to be performed by Tenant, Landlord shall not interfere with the peaceable and quiet enjoyment of the Premises by Tenant during the Lease Term, subject to the terms and conditions of this Lease.

30.    Gender.    Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

31.    Joint and Several Liability.    If there be no more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including, without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

32.    Personal Liability.    The liability of Landlord to Tenant for any claim against Landlord which arises under or by reason of this Lease shall be limited to the interest of Landlord in the Property, and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

33.    Certain Rights Reserved by Landlord.    Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of Rent:

(a)    To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Property, or any part thereof, and for such purposes, following reasonable written notice, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement of Rent or affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible.

(b)    To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber them.

(c)    To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

(d)    To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord.

(e)    To have access for Landlord and other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Postal Service.

(f)    To take all such reasonable measures as Landlord may deem advisable for the security of the Property and its occupants, including, without limitation, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sunday and Holidays, subject, however, to Tenant’s right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

34.    Notice to Lender.    If the Property or any part thereof is at any time subject to a first mortgage or a first deed of trust or other similar instruments and this Lease or any of the Rent is assigned to such mortgagee, trustee or beneficiary and Tenant is given written notice thereof, including the post office address of such assignee, then Tenant shall not terminate this Lease or abate any of the Rent for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to such assignee, specifying the default in reasonable detail, and affording such assignee a reasonable opportunity to make performance, at its election, for and on behalf of Landlord.

35.    Captions.    The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

36.    Miscellaneous.

(a)    Any approval by Landlord or Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications that are prepared in connection with any construction of improvements in the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant’s construction of improvements in the leased Premises in accordance with such drawings, plans and specifications.

(b)    Each and every consent and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

(c)    There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the leased Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the leasehold Premises or any interest in such fee estate.

(d)    Neither Landlord nor Landlord’s agents or brokers have made any representations or promises with respect to the Property, or any portion thereof, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

(e)    The submission of this Lease to Tenant for examination does not constitute an offer, reservation or option in favor of Tenant, and Tenant shall have no rights with respect to this Lease or the Premises unless and until Landlord shall elect, or shall elect to cause its managing agent, to execute a copy of this Lease and deliver the same to Tenant, the date of which delivery shall be deemed the “Delivery Date”.

37.    Landlord’s Financing.    Landlord shall not be obligated to proceed with construction of the Building unless and until financing acceptable to Landlord is obtained. Unless binding written commitments for such financing satisfactory to Landlord have been obtained from the person or entity providing such financing and all conditions to such commitments (other than actual construction of the office building) shall have been fulfilled six (6) months before the Commencement Date, Landlord may, at its option, terminate this Lease by notifying Tenant within fifteen (15) days following the expiration of such time. If Landlord so elects, this Lease shall thereupon cease and terminate, any Security Deposit hereunder shall be returned to Tenant and each of the parties hereto shall be released and discharged from any all liability and responsibility hereunder.

38.    Lender’s Approval.    If, in connection with Landlord’s obtaining any financing or refinancing for the Property, or any portion thereof, any bank, savings and loan association, insurance company, institutional lender, or other financing source (the “Lender”) shall request reasonable modifications to this Lease, Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect Tenant’s interest in this Lease. In no event shall a requirement that the consent of any such Lender be given for any modification of this Lease or for any assignment or sublease be deemed to materially adversely affect Tenant’s obligations hereunder or the leasehold interest hereby created. If, within thirty (30) days from the Delivery Date, such Lender approves this Lease only upon the basis of modification of the terms and provisions of this Lease, Landlord shall have the right to cancel this Lease if Tenant refuses to approve in writing any such modification within fifteen (15) days after Landlord’s request thereof. Landlord agrees to use best efforts to obtain such Lender’s approval. Landlord’s right to cancel this Lease, due to Tenant’s refusal to accept changes required by such lender, shall be null and void if not exercised within forty-five (45) days from the Delivery Date. If such right to cancel is exercised, this Lease shall thereafter be null and void, any security deposit received hereunder shall be returned to Tenant, and neither party shall have any liability to the other by reason of such cancellation.

39.    Prevailing Rental Rate.    In the event that any provision of this Lease provides for the payment or determination of any Basic Rental at “the prevailing rental rate” or at “the Market Rate” or other similar provision (in any case, the “Market Rate”) and Landlord and Tenant are unable to agree upon the Market Rate, Landlord and Tenant shall each promptly appoint a real estate appraiser who is a member of the American Institute of Real Estate Appraisers (or its equivalent) to assist in the determination of the Market Rate, and the two appraisers shall appoint a third appraiser who is also a member of the American Institute of Real Estate Appraisers (or its equivalent). The determination of the Market Rate by the agreement of any two of such three appraisers shall be accepted by and binding upon Landlord and Tenant as the Market Rate. Landlord and Tenant will use all reasonable diligence to cause their appointed appraisers to perform in good faith and in a timely manner in order to make the determination of the Market Rate on or before the date on which the Market Rate is to become effective. In the event such appraisers shall not make such determination prior to the date on which the Market Rate is to become effective, (a) this Lease shall nevertheless continue in full force and effect until such determination is made, (b) the Rental for such period shall be payable at the rate otherwise payable hereunder, and (c) upon the determination by such appraisers of the Market Rate, the payment of the Market Rate shall commence on the first day of the month following the date of such determination, and in addition to such monthly installment of Rent. Tenant shall pay to Landlord the increase in the Rent payable hereunder, if any, applicable to the period from the date on which the Market Rate was scheduled to become effective to the payment of the first installment at the Market Rate. In the event that the determination of the Market Rate is not made prior to the time which is six (6) months after the date upon which the Market Rate is to become effective, the determination of the Market Rate by the third appraiser shall be accepted and binding upon Landlord and Tenant as the Market Rate, and the provisions of subparagraph (c) in the preceding sentence shall apply. Landlord and Tenant shall each bear the costs and fees of their respective appraisers and shall share equally the cost of the third appraiser.

40.    Force Majeure.    In the event that Landlord shall be delayed in the performance of any obligation of Landlord hereunder as a result of strikes, lockouts, shortages of labor, fuel or materials, acts of God, legal requirements, fire or other casualty, or any other cause beyond the control of Landlord, then the performance of such obligation shall be excused for the period of such delay, and the period for the performance of such obligation shall be extended by the number of days equivalent to the number of days of such delay. Landlord shall in no event be required to settle or compromise any strike, lockout or other labor disputes, the resolution thereof being within the sole discretion of Landlord.

41.    Applicable Law.    This Lease has been executed in the State of Texas and shall be governed in all respects by the laws of the State of Texas. It is the intent of Landlord and Tenant to conform strictly to all applicable state and federal usury laws. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or detention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance, Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the Rent; and if such amount which would be excessive interest exceeds the Rent, then such additional amount shall be refunded to Tenant.

42.    Third Party Rights.    Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

43.    Exhibits and Attachments.    All exhibits, attachments, riders and addenda referred to in this Lease and the exhibits listed hereinbelow and attached hereto are incorporated into this Lease and made a part hereof for all intents and purposes as if fully set out herein. All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.

44.    Hazardous Materials.    Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

45.    Landlord’s Lien.    In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all Rent and other sums agreed to be paid by Tenant herein. Said lien and security interest shall be in addition to and cumulative of Landlord’s liens provided by law. This Lease shall constitute a security agreement under the Uniform Commercial Code so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises by Tenant. Tenant agrees to execute as debtor such financing statement or statements as Landlord may now or hereafter request in order that such security interest or interests may be protected pursuant to said Code. Landlord may at its election at any time file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under said Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of Landlord’s liens and rights provided by law or by the other terms and provisions of this Lease. Notwithstanding anything to the contrary, Landlord subordinates its landlord’s lien on any of Tenant’s personal property subject to a security interest in favor of a third-party lender to such third-party lender and agrees to execute a document reasonably acceptable to Landlord upon the request of such third-party lender to evidence such subordination.

Exhibit A – Legal Description

Exhibit B – Outline of Premises

Exhibit C – Building Rules and Regulations

Exhibit D – Construction Provisions

Exhibit E – Parking

Exhibit F – Operating Expenses

Exhibit G – Intentionally Deleted

Exhibit H – Acknowledgment of Lease Commencement and Lien Rights

Exhibit I – Special Provisions

Exhibit J – Example Letter of Credit

Exhibit K – Estoppel, Non-Disturbance, Subordination and Attornment Agreement

DATED as of the date first above written.

LANDLORD:		TENANT:

BC PLAZA II/III, LTD., a Texas limited partnership		SigmaTel, Inc., a Texas corporation

By:	By: Trammell Crow Central Texas Development, Inc., a Delaware corporation, Its General Partner

/s/ Donald W. Muskopf

By:		By:	Donald W. Muskopf
Title:		Title:	C.F.O.

EXHIBIT “B”

OUTLINE OF PREMISES

Exhibit “B” - Page 1

EXHIBIT “B”

OUTLINE OF PREMISES

Exhibit “B” - Page 1

EXHIBIT “C”

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Property and to each portion thereof:

(1)    Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the premises and for going from one to another part of the Property.

(2)    Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or such tenant’s agents, employees or invitees shall be paid by such tenant and Landlord shall not in any case be responsible therefor.

(3)    No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other exterior part of the Property (or be visible from any public or common area) unless they are of such color, size and style and in such places as shall be first approved in writing by Landlord. Landlord, at tenant’s sole cost and expense, shall install all letters or numerals by or on doors in such tenant’s leased premises which letters or numerals shall be in building standard graphics. No nails, hooks or screws shall be driven or inserted in any part of the Building outside the premises except by the Building maintenance personnel nor shall any part of the Building be defaced by tenants. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

(4)    Landlord shall provide and maintain an alphabetical directory board for all tenants in the first floor (main lobby) of the Building and no other directory shall be permitted unless previously consented to by Landlord in writing.

(5)    Two keys to the locks on the corridor doors entering each tenant’s leased premises shall be furnished by Landlord free of charge, with any additional keys to be furnished by Landlord to each tenant, at tenant’s cost. Landlord shall provide all locks for other doors in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional lock or locks on any door in or to its leased premises without Landlord’s prior written consent. All such keys shall remain the property of Landlord. Each tenant shall give to Landlord the explanation of the combination of all locks for safe, safe cabinets and vault doors, if any, in such tenant’s leased premises.

(6)    With respect to work being performed by tenants in any leased premises with the approval of Landlord, all tenants will refer all contractors, contractors’ representatives and installation technicians rendering any service to them to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

(7)    Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movements shall be under the supervision of Landlord and in the manner agreed between the tenants and Landlord by prearrangement before performance. Such pre-arrangement initiated by a tenant will include determination by Landlord, and subject to its decision and control, as to the time, method, and routing of movement and as to the limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the Building. The tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant from time of entering the property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant.

(8)    Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or items, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall by repaired at the expense of such tenant. Tenant shall bear all costs incurred by Landlord or Tenant in determining the feasibility or actual installation of any such heavy equipment.

(9)    A tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building and the moving shall be done under the supervision of the Building manager, after written permission from Landlord. Persons employed to move such property must be acceptable to Landlord.

(10)    Corridor doors, when not in use, shall be kept closed.

(11)    Each tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean.

Exhibit “C” - Page 1

(12)    Landlord shall be in no way responsible to the tenants, their agents, employees or invitees for any loss of property from the leased premises or public areas or for any damages to any property thereon from any cause whatsoever.

(13)    To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons appointed or approved by Landlord in writing.

(14)    Should a tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Except as provided in each tenant’s lease, electric current shall not be used for heating or nonstandard power requirements without Landlord’s prior written permission.

(15)    Tenant shall not make or permit any improper objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

(16)    Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant’s leased premises.

(17)    No machinery of any kind shall be operated by tenant on its leased area without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or substance.

(18)    No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

(19)    Each tenant and its agents, employees and invitees shall park only in those areas designated by Landlord for parking by such tenant and shall not park on any public or private streets contiguous to, surrounding or in the vicinity of the Building without Landlord’s prior written consent.

(20)    Landlord will not be responsible for lost or stolen property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

Exhibit “C” - Page 2

EXHIBIT “D”

Construction Provisions

1.    Landlord, at its sole cost and expense, shall complete construction of the shell of the Building (including the restrooms, lobby, drinking fountains, electrical rooms, separate electrical telephone rooms on each floor [Tenant’s communications equipment shall be installed in Premises], exit signs at corridors, fire stairwells, fire and life safety equipment HVAC mechanical rooms and elevators) and sprinkler lines installed on each floor and heads dropped provided; and the following components of the Premises: (i) Electrical power ceiling distribution grid; (ii) 208/120 volt and 480/277 volt power panels (fused to current building code) connected to building power; (iii) Ceiling grid (2X2) and ceiling tile stacked in the Premises; (iv) Parabolic light fixtures (or equivalent), stocked on the floor, at a ratio of 1 fixture per 150 square feet of Net Rentable Area; (v) Installed primary HVAC to the Premises, including primary ducting to the Premises but not distributed throughout the Premises; (vi) Potable water at designated points; (vii) Mini-blinds installed on all exterior windows; (viii) Perimeter interior walls and all columns—drywall/tape & float (not painted); and (ix) All floors smooth travel finished (collectively, the “Shell Improvements”). All such construction shall be completed by Landlord in a good and workmanlike manner and in accordance with all applicable laws and regulations (including all handicap accessibility laws).

2.    Landlord and Tenant prepare, review and approve working drawings, prepared by the Project architect, of all improvements that Tenant proposes to install in the Premises in accordance with the following schedule:

		Date Due	Responsible Party
(number of days after Lease Date)
i.	Space Program meeting with Landlord’s architect	5 days	Tenant
ii.	Space Plan Delivery Date (single line drawing)	12 days	Landlord
iii.	Space Plan Revision Date (any desired revisions and completion of finish selections and special items checklist)	17 days	Tenant
iv.	Final Working Drawings Delivery Date to Tenant	38 days	Tenant
v.	Signed Working Drawings to Landlord	42 days	Landlord

Such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the HVAC, mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the Tenant Improvements called for under this Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations. Further, if any of Tenant’s proposed construction work will affect the Building’s HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto shall be approved by the Building’s engineer of record, whom Tenant shall at its cost engage for such purpose. Landlord’s approval of such working drawings shall not be unreasonably withheld or delayed, provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations, (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, (c) the improvements depicted thereon conform to any rules and regulations promulgated from time to time by the Landlord for the construction of tenant improvements, (d) the materials used are building standard (including doors, ceiling tiles, lights and occupancy sensors), and (e) the work will not affect the Building’s HVAC, electrical, mechanical, or plumbing systems. As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “ Tenant Improvements” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Tenant Improvements. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof.

3.    Tenant may from time to time make changes to the Working Drawings with Landlord’s prior written consent, which shall not be unreasonably withheld. Each subsequent request shall be set forth in a written notice delivered to Landlord, specifying in detail the requested change. If Tenant requests any such change, then (1) Tenant shall pay all additional costs in designing and constructing the Tenant Improvements as a result of such changes, (2) all delays in designing and constructing the Tenant Improvements caused by such changes shall not delay the Commencement Date, and (3) Tenant shall pay to Landlord the estimated additional costs in designing and constructing the Tenant Improvements that will be caused by such changes before any such change shall be made.

4.    Upon approval of the Working Drawings by Landlord and Tenant, Landlord shall obtain competitive bids for the Tenant Improvements. Following its receipt of the bids, Landlord shall deliver to Tenant notice of the cost of the Tenant Improvements, which costs shall be based upon the sum of (i) the lowest of such bids, (ii) all costs incurred in preparing the Working Drawings and otherwise designing the Tenant Improvements and (iii) a construction management fee payable to Landlord equal to five percent (5%) of the Construction Costs (collectively, the “Construction Costs”). In the event the Construction Costs exceeds the Allowance by an amount greater than twenty percent (20%) of the Allowance, Tenant may terminate this Lease by giving Landlord notice of its intent to terminate within five (5) business days of Tenant’s receipt of the Construction Costs; provided, however,

Exhibit “D” - Page 1

that if Tenant gives Landlord notice of its intent to terminate as set forth herein, Landlord may negate such termination by notifying Tenant that Tenant shall not be responsible for the payment of any amounts for Tenant Improvements which exceed an amount equal to twenty percent (20%) of the Allowance. Tenant’s failure to give timely notice of its intent to terminate as set forth herein shall be deemed as Tenant’s agreement to pay all amounts for which the Construction Costs exceed the Allowance. If no such termination occurs, Landlord shall enter into a contract for the Tenant Improvements with the low bidder unless Tenant and Landlord agree on another bidder. Upon execution of the construction contract, Landlord shall cause the contractor to diligently construct the Tenant Improvements described on the Working Drawings; however, if such construction is not substantially complete by the Estimated Commencement Date, (i) Landlord shall not be liable for damages therefor (except as set forth in paragraph 2 of the Lease) and Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant in a substantially completed condition, and (ii) Tenant’s obligation to pay Adjusted Rental shall be waived until Landlord tenders possession of the Premises to Tenant in a substantially completed condition (which date will then be the “Commencement Date”).

5.    Landlord shall provide to Tenant a construction allowance (the “Allowance”) equal to $22.00 per rentable square foot in the Premises.

6.    Subject to the provisions of paragraph 4 above, Tenant shall pay all of the Construction Costs in excess of the Allowance. Upon expiration of the period in which Tenant may terminate this Lease as set forth in paragraph 4 above, or upon the negation of any such termination by Landlord, as applicable, Tenant shall promptly pay to Landlord 50% of the amount, if any, by which the estimated Construction Costs exceed the Allowance. Subject to the provisions of paragraph 4 above, upon substantial completion of the Tenant Improvements and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Constriction Costs less (A) the amount of payments already made by Tenant, and (B) the amount of the Allowance.

7.    The term “substantial completion” or “substantially completed” shall mean (i) that, in the opinion of an architect or space planner reasonably acceptable to Landlord and Tenant (the “Design Professional”), the Tenant Improvements have been completed substantially in accordance with the applicable plans therefor, subject to completion of minor punch list items and (ii) Landlord has delivered to Tenant a copy of a temporary certificate of occupancy for the Premises lawfully permitting Tenant to occupy the Premises. As soon as the Tenant Improvements have been substantially completed, Landlord shall notify Tenant in writing that the Commencement Date has occurred. Within ten days thereafter, Tenant shall submit to Landlord in writing a punch list of items needing completion or correction. Landlord shall use commercially reasonable efforts to complete such items within 30 days after it receives such notice. If Tenant or its employees, agents or contractors delay completion of the Shell Improvements or the Tenant Improvements, then the Commencement Date shall be the date that, in the Design Professional’s opinion, substantial completion would have occurred had such delays not occurred.

8.    So long as such entry by Tenant does not interfere with Landlord’s work in the Premises, Landlord hereby grants to Tenant a revocable license to enter the Premises for the specific purpose of performing cabling and cosmetic finishing in the Premises. Such license shall automatically expire without further notice on the Commencement Date unless earlier revoked by Landlord.

Exhibit “D” - Page 2

EXHIBIT “E”

PARKING

Provided Tenant is not in default hereunder, Tenant shall be permitted to use the parking area associated with the Building during the primary Lease Term for parking of not more than 172 automobiles free of charge and subject to such terms, conditions and regulations as are from time to time applicable to patrons of said parking area for spaces similarly situated within said parking area; provided, however, in the event Tenant, upon commencement of or at any time during the Lease Term, fails to utilize all or any of said parking spaces, Landlord shall have no obligation to make available to Tenant the spaces not utilized; provided further, the inability of Tenant to utilize said parking spaces shall under no circumstances be deemed a default by Landlord as to permit Tenant to terminate this Lease, in whole or in part, or to have any claim or cause of action against Landlord as a result thereof, the same being hereby expressly waived by Tenant. In the event the parking spaces become unavailable to Tenant during any portion of the term of this Lease for any reason, except Tenant’s inability to utilize said parking spaces, then Landlord shall use its best efforts to make available to Tenant sufficient parking spaces (but not to exceed the number of spaces not then available to Tenant) to meet Tenant’s needs located on property a portion of which is situated within 1,500 feet from the Building, until the parking spaces are available to Tenant, said substitute spaces to be at a rental rate not to exceed the rate Tenant otherwise would have paid had the spaces been available. The parking spaces specified above shall be allocated as follows: 172 parking spaces in the surface parking lot at a rate of $0.00 per space each month during the first year of the term hereof. Notwithstanding anything herein to the contrary, in no event shall the parking rate per space each month be less than the rate in effect for the preceding month.

Exhibit “E” - Page 1

EXHIBIT “F”

OPERATING EXPENSES

In addition to the rental payable by Tenant under this Lease, Tenant shall pay additional rent determined as follows:

1.    For the purposes of this Exhibit, the term “Basic Cost” shall mean any and all costs, expenses and disbursements of every kind and character (subject to the limitations set forth below) which Landlord shall incur, pay or become obligated to pay in connection with the ownership of any estate or interest in, operation, insurance, maintenance, repair, replacement, and security of the Property, or any portion thereof, determined in accordance with accepted cash basis accounting principles consistently applied, including but not limited to the following:

a. Wages, salaries and other benefits of all employees of Landlord and/or managing agent who are engaged in the operation, repair, replacement, maintenance, or security of the Property (including, without limitation, payroll, unemployment, social security and other taxes, insurance, vacation, Holiday, sick pay, and other fringe benefits, but excluding profit sharing benefits, if any) and management fees of any managing agent of the Property.

b. All supplies, equipment and materials used in the operation, maintenance, repair, replacement, or security of all or any portion of the Property.

c. Cost of all capital improvements made to the Property which although capital in nature can reasonably be expected to reduce the normal operating costs of the Property, as well as all capital improvements made in order to comply with any statutes, rules, regulations, or directives hereafter promulgated by any governmental authority relating to energy, conservation, public safety or security, as amortized (with interest on the unamortized balance at the market rate then generally available for such improvements) over the useful life of such improvements by Landlord for federal income tax purposes.

d. Cost of all utilities, other than the cost of excess electricity (or individually metered electricity) supplied to tenants of the Building which is actually reimbursed to Landlord by such tenants.

e. Cost of all maintenance and service agreements on equipment, including alarm service, window cleaning and elevator maintenance.

f. Cost of casualty, rental and liability insurance applicable to the Property and Landlord’s personal property used in connection therewith, together with any other insurance deemed by Landlord or any mortgagee to be necessary or desirable.

g. All taxes and assessments and governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Property, or any portion thereof, or its operations, excluding, however, federal and state taxes on income.

h. Cost of repairs, replacements, and maintenance of the Property, or any portion thereof.

i. Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Property, or any portion thereof.

j. Prorata cost incurred by reason of any recorded easements or restrictions which affect all or any portion of the Property and any costs incurred in the operation, maintenance, insurance, repair, replacement, and security of the common or public areas of the business park or planned development of which the Property, or any portion thereof, is a part or included within.

k. If the Building is less than ninety-five percent (95%) occupied for all or a portion of the calendar year, those costs and expenses of the type included in the foregoing provisions of this Paragraph I which, in Landlord’s reasonable judgment, would have been incurred if the Building had been one hundred percent (100%) occupied.

There are specifically excluded from the definition of the term “Basic Cost” (i) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, (ii) interest, amortization or other payments on loans to Landlord, except as provided herein; (iii) leasing commissions; (iv) legal or accounting expenses for services, other than those that benefit the Building tenants generally (e.g. tax disputes); (v) renovating or otherwise improving space for occupants of the Building or vacant space in the Building other than Common Areas; (vi) the costs incurred by Landlord to bring the Building, the Land or any equipment maintained therein in compliance with laws, ordinances, rules, regulations, requirements, directives, guidelines and orders in effect and applicable to the Building as of the date of this Lease; (vii) the cost of any services or materials supplied directly to other tenants and not to Tenant; (viii) the cost of any services or materials for which Landlord receives reimbursement from other sources; (ix) depreciation on the Building; (x) federal income and/or state franchise taxes imposed on or measured by the income of Landlord from the operation of the Building; (xi) repairs, alterations, additions, improvements, replacements made to rectify or correct any defect in the original design, materials or workmanship of Building or Common Areas other than repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear; (xii) damage and repairs attributable to fire or other casualty to the extent the same is effectively covered by insurance; (xiii) damage and repairs necessitated by the gross negligence or willful misconduct of Landlord, Landlord’s employees, contractors or agents; (xiv) executive salaries or salaries of service personnel to the extent that such the services of such persons do not relate to the management, operation, repair or maintenance of the Building; (xv) Landlord’s general overhead expenses not related to the Building; (xvi) costs including permit, license and inspection fees incurred in renovating or otherwise improving, decorating or painting or altering space for tenants or other occupants or of vacant space (excluding Common Areas) in the Building; (xvii) costs incurred due to a violation by Landlord or any other

Exhibit “F” - Page 1

tenant of the Building of the terms and conditions of a lease; and (xviii) cost of any service provided to Tenant or other occupants of the Building for which Landlord has received reimbursement from another source; (xix) Landlord’s costs of electricity and other service or utilities sold to Tenant or other tenants or for which Landlord is entitled to be reimbursed by Tenant or other tenants of the Building as an additional, separately identifiable charge or rental; (xx) costs incurred by Landlord for the removal of any Hazardous Materials within the Building and for any repairs necessitated by such removal, unless Tenant (or its agents, employees, invitees or contractors) is responsible for brining the Hazardous Materials onto the Leased Premises; (xxi) any overhead and profit increment paid to subsidiaries or affiliates of Landlord for services at, on, or to the Building to the extent that the costs of such services exceed competitive costs for such services rendered by unaffiliated persons or entities of similar skill, competence and experience; (xxii) interest or penalties on debt or amortization payments on any mortgage or mortgages, and rental or penalties under ground or underlying lease(s); (xxiii) any compensation paid to clerks, attendants, or other person in commercial concessions operated by Landlord; (xxiv) all items and services for which Tenant reimburses Landlord or pays third persons; (xxv) advertising and promotional expenditures; (xxvi) any cost, fines, or penalties incurred due to violation by Landlord of any governmental rule or authority; (xxvii) costs for acquiring sculptures, paintings, or other objects of art; (xxviii) costs incurred in the operation of the any concessions; (xxix) in the event Landlord leases any space in the Building for use as a restaurant, Landlord will require such operator to separately pay all of its utilities, or else Landlord will not include utilities in the Basic Costs Expenses for which Tenant is charged; and (xxx) any fees paid to Landlord or any affilitate of Landlord except to the extent such fees are reasonable and competitive.

For the purposes of calculating Tenant’s obligation for the payment of additional rent under this Exhibit F, if any tenants of the Building are billed separately for any category of Basic Costs (e.g., separately metered utilities) the amount of the separately billed Basic Costs will not be included in Basic Costs. For any category of Basic Costs for which one or more tenants of the Building make(s) separate payments, Tenant’s Share will be adjusted for that category of Basic Costs by excluding from the denominator thereof the Rentable Area of all tenants making separate payments with respect to such category.

2.    In addition to the Adjusted Rental, Tenant shall, with respect to the entire Lease Term (and any renewal or extension thereof) pay as additional rent an amount equal to Tenant’s Share (as hereinafter defined) of the actual Basic Cost for each calendar year which is in excess of the total amount of Estimated Operating Expenses and the Additional Payments (hereinafterdefined) paid by Tenant as part of the Adjusted Rental payable with respect to such calendar year (the “Excess”). Landlord, at its option, may collect such additional rent in a lump sum, to be due and payable within fifteen (15) days after Landlord furnishes to Tenant a statement of Basic Cost for the previous calendar year, and/or beginning with the first full calendar year following the Commencement Date, and during each calendar year thereafter, Landlord shall also have the option to make a good faith estimate of the Excess for each such calendar year and, upon fifteen (15) days notice to Tenant, may require a monthly payment (payable in advance on the first day of each month) of such additional rent equal to one-twelfth (1/12) of such estimated Excess. Any amounts paid based on such an estimate (the “Additional Payments”)shall be subject to adjustment pursuant to Paragraph 3 of this Exhibit “F” when the actual Basic Cost is available for such calendar year. If during all or any portion of the calendar year the Building is less than ninety-fivepercent (95%) occupied, then during that calendar year, or such portion thereof the term “Tenant’s Share” shall mean the percentage obtained by dividing the Net Rentable Area of the Premises by the Net Rentable Area of the Building multiplied by one hundred (100). At all other times the term “Tenant’s Share” shall mean the percentage obtained by dividing the Net Rentable Area of the Premises by the Net Rentable Area of the Building actually occupied multiplied by one hundred (100).

3.    By April 1 of each year, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of the actual Basic Cost for the previous calendar year. If such statement shows that the sum of the Estimated Operating Expenses and Additional Payments paid by Tenant to Landlord with respect to the year covered by such statement is in excess of Tenant’s Share of the actual Basic Cost for such year, then Landlord shall, at Landlord’s option, either refund any such overpayment to Tenant or credit any such overpayment to Tenant’s account. Likewise, Tenant shall pay to Landlord, within fifteen (15) days after Tenant’s receipt of a request therefor, any underpayment with respect to such year.

4.    Tenant, at its sole cost and expense, shall have the right (to be exercised by giving notice to Landlord within one-hundred eighty (180) days after receipt of the statement of the actual Basic Cost for such previous calendar year) to audit and/or inspect Landlord’s books and records pertaining only to items affecting the Basic Cost for such preceding calendar year; provided that (1) such audit and/or inspection must also be commenced and concluded within two hundred ten (210) days following Tenant’s receipt of the statement of Basic Cost to which any such disputed item relates, (2) such audit and/or inspection may be conducted only by independent, certified public accountants practicing for an accounting firm of national prominence, who are not engaged on a contingent fee basis, and (3) such audit and/or inspection does not unreasonably interfere with the conduct of Landlord’s business. Tenant, on behalf of itself, its agents and employees, agrees to keep the nature and content of all documents confidential, and Tenant shall return all copies of such books and records to Landlord at the conclusion of the inspection. Tenant and its agents will be required to execute a confidentiality statement prior to the delivery of any documents by Landlord. Tenant must furnish to Landlord a copy of the audit report upon completion of the audit. No such audit shall relieve Tenant of its obligation to pay any Adjusted Rental or any Excess. Any statement of Basic Cost received by Tenant and not disputed within one-hundred eighty (180) days after receipt thereof shall be conclusive on Tenant. Upon completion of the audit, if the sum of the Estimated Operating Expenses and Additional Payments paid by Tenant to Landlord with respect to the year covered by such audit is in excess of Tenant’s Share of the actual Basic Cost for such year, then Landlord shall refund or credit any such overpayment to Tenant pursuant to the provisions of Paragraph 3 of this Exhibit “F.” If the sum of the Estimated Operating Expenses and Additional Payments paid by Tenant to Landlord with respect to the year covered

Exhibit “F” - Page 2

by such audit is less than Tenant’s Share of the actual Basic Cost for such year, Tenant hereby agrees to pay Landlord within thirty (30) days of the completion of the audit an amount equal to such excess.

Exhibit “F” - Page 3

EXHIBIT “G”

Intentionally Deleted

Exhibit “G” – Page 1

EXHIBIT “H”

ACKNOWLEDGMENT OF LEASE COMMENCEMENT AND LIEN RIGHTS

The undersigned parties acknowledge that the Lease described below is in full force and effect and Tenant has taken possession of the space.

Date of Lease:

Tenant:

Landlord:

Suite Number:

Square Feet of Net Rentable Area:

Building Address:

City/County/State/Zip:

The Commencement Date and ending date of the initial Lease Term as defined in paragraph              of the above Lease are as follows:

Commencement Date:

Ending Date of Initial Lease Term:

The parties acknowledge that the Lease has not been amended or modified and that this acknowledgment may be filed of record with the Texas Secretary of State or the county where the building is located in order to record Landlord’s contractual landlord lien rights over all personal property therein. Such rights are binding on and inure to the benefit of subsequent owners of the Building. The entire Lease is hereby affirmed and incorporated herein.

TENANT:	LANDLORD:

SAMPLE FORMAT – TO BE EXECUTED UPON MOVE-IN.

By:	By:
Its:	Its:
Date:	Date:

Exhibit “H” – Page 1

EXHIBIT “I”

SPECIAL PROVISIONS

TO LEASE BETWEEN BC PLAZA II/III, LTD. AS LANDLORD AND

SIGMATEL, INC. AS TENANT

ADDITIONAL AGREEMENTS

1.  RIGHT OF FIRST REFUSAL.  Subject to Subsection B below, and subject to any expansion or renewal options of any current tenant in the Building (a “Prior Tenant”), or the right of Landlord to extend the Lease of any current tenant in the Building, Landlord hereby grants to Tenant for the term of the Lease a right of first refusal for the portion of the 1st floor of the Building not originally demised to Tenant under this Lease (collectively, the “ ROFR Space”), to be exercised in accordance with Subsection A below. This Right of First Refusal shall commence (i) upon full execution of this Lease with respect to any space which is less than the total 1st floor of the Building and (ii) ninety (90) days after full execution of this Lease with respect to the total 1st floor of the Building.

A.    If Landlord shall desire to enter into a lease with any third party (other than a Prior Tenant) for any ROFR Space, Landlord shall so notify Tenant (“Landlord’s ROFR Notice”) identifying the available ROFR Space (the “Subject ROFR Space”). Landlord’s ROFR Notice may be given up to sixteen (16) months in advance of such availability and shall contain the terms upon which Landlord intends to enter into such new lease. Tenant shall notify Landlord within five (5) business days of receipt of Landlord’s ROFR Notice whether it desires to lease the Subject ROFR Space on the terms set forth in Landlord’s ROFR Notice. If Tenant does not notify Landlord within said 5 – business day period that it will lease the Subject ROFR Space, Tenant shall be deemed to have refused the Subject ROFR Space. After any refusal, Tenant shall have no further right of first offer for such Subject ROFR Space and Landlord shall be free to lease such space to the third party named in Landlord’s ROFR Notice on the terms set forth therein. Failure by Landlord to lease such space to the third party named in Landlord’s ROFR Notice on the terms set forth therein shall result in Tenant’s right of first refusal for such space to remain effective. If Tenant exercises its right of first refusal with respect to the Subject ROFR Space, such space shall be added to the Premises on (a) the terms specified in Landlord’s ROFR Notice, and (b) the terms of this Lease to the extent that they do not conflict with the terms specified in Landlord’s ROFR Notice.

B.    Tenant’s right of first refusal is subject to the conditions that: (i) on the date that Tenant delivers its notice exercising its right of first refusal, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the period commencing with Tenant’s delivery of its notice and ending on the date the ROFR Space is added to the Premises.

C.    Promptly after Tenant’s exercise of its right of first refusal, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rent, Tenant’s Proportionate Share and any other appropriate terms changed by the addition of the ROFR Space. Within 15 days thereafter, Tenant shall execute and return the amendment.

2.  BUILDING SIGNAGE.  Tenant shall be permitted to place one (1) sign on the exterior of the Building, such sign to be subject to Landlord’s prior written approval with respect to location, size and design. Tenant’s Signage will be stud mounted flush to the face of the Building (no projection). As a condition precedent to the commencement of construction of Tenant’s Signage, the City of Austin shall have issued all necessary or proper permits relating to the particular sign to be constructed, and Tenant shall have received any approvals required under and shall otherwise comply with any restrictive covenants. Notwithstanding any provision of this Lease to the contrary, Landlord shall have the absolute right to remove or require Tenant to remove Tenant’s Signage, at Tenant’s expense, including any required repairs to the Building: (a) at any time Tenant has defaulted in any obligation of Tenant under the Lease beyond any applicable cure period provided for under the Lease; (b) at any time during which Tenant is not (i) leasing or in the future required to lease more Net Rentable Area than any other tenant of the Building or (ii) occupying at least fifty percent (50%) of the Premises; or (c) upon the expiration or earlier termination of the Lease.

3.  SHOWERS.  Landlord shall install two (2) shower stalls [one (1) for women, one (1) for men] on the ground floor of the Building (the “Showers”). The Showers shall be available for use by all of the tenants of the Building. Prior to the Commencement Date, Landlord shall deliver to Tenant an invoice for Tenant’s share of the cost of the Showers. Tenant shall reimburse Landlord for Tenant’s share of the cost of the Showers with in fifteen (l5) after Tenant’s receipt of such invoice from Landlord. In the event the Allowance (as defined in Exhibit D) exceeds the actual Construction Costs of the Tenant Improvements, the remaining Allowance amount shall be credited toward Tenant’s share of the cost of the Showers. As used herein, Tenant’s share shall be a fraction, the numerator of which is the Net Rentable Area of the Premises and the denominator of which is the Net Rentable Area of the Building.

5.  EXTENSION OPTION.  Subject to the other provisions hereof, Tenant may at its option extend the Term of this Lease for one (1) period of five (5) years. Such 5-year period is called the “Renewal Term”. The Renewal Term shall be upon the same terms contained in this Lease excluding the provisions of Exhibit D of this Lease and except that the payment of Base Rent during the Renewal Term shall be at the Market Rate as provided in paragraph 39 of this Lease. Upon Tenant’s exercise of the Renewal Term as provided herein, any reference in the Lease to the “Term” of the Lease

Exhibit “I” - Page 1

shall be deemed to include the Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options. To exercise such Renewal option, Tenant must deliver a binding notice to Landlord not less than twelve (12) months prior to the expiration of the initial Term of this Lease. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend. Tenant’s option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its binding notice exercising an option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease or sublet any portion of the Premises.

EXHIBIT “J”

LETTER OF CREDIT

[Letterhead of Financial Institution]

IRREVOCABLE LETTER OF CREDIT

No.
, 2000

BC Plaza II/III, Ltd.

as Landlord under the Lease referred to below

c/o Trammell Crow Company

301 Congress Avenue, Suite 1300

Austin, Texas 78701

Attention:  Stan K. Erwin

Gentlemen:

1.    We hereby establish, at the request and for the account of Sigmatel, Inc. (the “Tenant”), in your favor as Landlord (“Landlord”) under that certain Office Building Lease Agreement between Landlord and Tenant, dated as of             , 2000 (the “Lease”), our Irrevocable Letter of Credit No.             , in the amount of U.S. $1,100,000.00(the “Stated Amount”), as more fully set forth hereinafter, effective immediately and expiring at the close of banking business at our [office address of Financial institution] office twelve (12) months from the date hereof (the “Stated Expiration Date”).

2.    Funds under this Letter of Credit are available to you against your sight draft(s) drawn on us, stating on its face: “Drawn under [Name of Financial Institution] Irrevocable Letter of Credit No.              “ and accompanied by your written, completed and executed certificate in the form attached hereto as Schedule 1 with appropriate insertions. Such draft(s) and certificate(s) shall be dated the date of presentation, which shall be made at any time during our business hours on a Business Day (as hereinafter defined) at our main office located at             , Austin, Texas (Attention:                                                  ) or at any other office of ours located in Austin, Texas, that may be designated by us by written notice delivered to you. If we receive your draft(s) and certificate(s) at such office, we shall, by no later than 11:00 a.m., Austin, Texas time, on the third Business Day following the date of such demand, make payment to you of the amount demanded. All payments hereunder shall be made in immediately available funds to the Landlord at the address set forth above in Austin, Texas. “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which national banks in the city in which is located the office of the Landlord or [Name of Financial Institution] are authorized or required by law to close.

3.    You may make multiple drawings hereunder; provided, however, that each drawing honored by us hereunder shall reduce the amount available under this Letter of Credit by the amount of such drawing. Drawings hereunder shall never exceed the Stated Amount.

4.    This Letter of Credit shall automatically terminate upon the earliest of (i) our honoring of the final drawing available to be made hereunder, (ii) the surrender to us by you of this Letter of Credit for cancellation, or (iii) the Stated Expiration Date hereof.

5.    Drawings on this Letter of Credit shall be by telex, telegram, or personal delivery with the appropriate form of certificate attached hereto and all other communications with respect hereto shall be in writing and shall be addressed to us at the address set forth above, specifically referring to the number of this Letter of Credit and shall be deemed made when actually received by us.

6.    Except as expressly provided herein, this Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1983 Revision), International Chamber of Commerce Publications No. 400 (the “UCP”). [To the extent applicable, provisions of the UCP shall prevail; this Letter of Credit shall be governed by and construed in accordance with the laws of the United States of America and the State of Texas, including the Business and Commerce Code as in effect in the State of Texas on the date hereof.]

7.    We hereby engage with you that drafts drawn and presented in conformance with the terms hereof shall be duly honored.

Very truly yours,

[Name of Financial Institution]

By:

Name:

Title:

Exhibit “J” - Page 1

Letter of Credit

Schedule 1

CERTIFICATE FOR DRAWING

Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to them in that certain Irrevocable Letter of Credit No.              (the “Letter of Credit”) dated,             ,             , issued by              (the “Issuer”) for the benefit of the undersigned (“Landlord”).

The undersigned, a duly authorized officer of Landlord, hereby certifies to the Issuer, with reference to the Letter of Credit, that:

(1) Landlord is the Landlord under the Lease.

[One of the following two provisions is to be selected depending upon Landlord’s rationale for making a drawing under the Letter of Credit:]

(2) Landlord is making a drawing under the Letter of Credit with respect to a payment due under the Lease which has not been received by Landlord.

(3) The amount which is due and payable under the Lease, and which shall be due and payable under the Letter of Credit following the date of presentation of the sight draft accompanying this Certificate, is $            , and the amount of such sight draft does not exceed the current amount of the Letter of Credit.

[or]

(2) The term of the Lease has not expired and Landlord is making a drawing under the Letter of Credit with respect to Tenant’s failure to provide an identical renewal or replacement letter of credit at least thirty (30) days prior to the expiration of the Letter of Credit.

IN WITNESS WHEREOF, Landlord has executed and delivered this Certificate as of the              day of             ,             .

,
as Landlord

By:

Name:

Title:

G-3

EXHIBIT “K”

STATE OF              §

                                  §

COUNTY OF          §

ESTOPPEL, NON-DISTURBANCE, SUBORDINATION,

AND ATTORNMENT AGREEMENT

THIS ESTOPPEL, NON-DISTURBANCE, SUBORDINATION, AND ATTORNMENT AGREEMENT is made effective this              day of             , 199            , between              (“Tenant”) and BANK UNITED, a federal savings bank (“Lender”).

W I T N E S S E T H:

WHEREAS, Tenant and              (“Landlord”) entered into that certain Lease Agreement (the “Lease”) dated             , whereby Landlord leased to Tenant, and Tenant leased from Landlord, certain space covering              square feet (the “Premises”), which Premises are a part of that certain real property (the “Property”) situated in              County,             , and more particularly described in Exhibit “A” attached hereto and made a part hereof; [to be used in refinance situations]

WHEREAS, Tenant and              (“Original Landlord”) entered into that certain Lease Agreement (the “Lease”) dated             , whereby Landlord leased to Tenant, and Tenant leased from Landlord, certain space covering              square feet (the “Premises”), which Premises are a part of that certain real property (the “Property”) situated in              County,             , and more particularly described in Exhibit “A” attached hereto and made a part hereof; [to be used in an acquisition situation]

WHEREAS, as of the effective date of this Agreement,                           (“Landlord”) will acquire the Property from Original Landlord, and Landlord will be the owner and holder of fee simple title in and to the Property; [to be used in an acquisition situation]

WHEREAS, contemporaneous with the effective date of this Agreement, Landlord has executed and delivered to Lender a Promissory Note (the “Note”) that is secured by a Deed of Trust, Security Agreement, and Assignment of Lease and Rents (the “Deed of Trust”), which Deed of Trust grants Lender a first and priority lien on the Property and assigns the Lease to Lender; and

WHEREAS, Lender has required the execution and delivery of this Agreement as a condition of making the loan evidenced by the Note.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Exhibit “J” - Page i

1.    Tenant hereby certifies to Landlord and Lender the following:

        a.     The Lease is valid and subsisting and is in full force and effect.

        b.     The minimum rent payable during the entire term of the Lease is $                ; the primary term of the Lease is                      (            ) years commencing on                          ; and Tenant has the option to extend the term of the Lease for                      (            ) years each upon notice from Tenant to Landlord as provided therein. [Modify as necessary to set forth rental, term, and any option to extend.]

        c.      The Lease has not been modified, altered or amended in any respect. There are no other agreements, written or oral, between Landlord [or Original Landlord] and Tenant regarding the Premises or any part of the Property or Tenant’s obligation to pay rentals under the Lease, and Tenant does not claim a right to any concessions, free rent, or rental abatement except as may be set forth in the Lease.

        d.    Tenant has no claims against Landlord [or Original Landlord] or any offsets against rent due under the Lease. There are no defaults by Landlord [or Original Landlord] under the Lease and Tenant is unaware of any existing circumstances which with the passage of time, or notice, or both, would give rise to a default by Landlord under the Lease.

        e.    The Premises have been completed and accepted by Tenant and are in conformity with the terms of the Lease. Tenant has been paid any and all sums owed by [Original Landlord or] Landlord with respect to allowances for construction performed at the Premises by Tenant.

        f.    There are no purchase options under the Lease or other agreement giving Tenant any right or option to purchase any part of the Property or any improvements thereon. Tenant has no right of first refusal in and to the Premises or any part of the Property.

        g.    Tenant has received no notice of any sale, transfer, pledge or assignment of the Lease or of the rentals by any previous owner of the Property or by Landlord.

2.     In the event of a default by Landlord under the Lease, Tenant shall send notice thereof to Lender, and Lender shall have a period of thirty (30) days to cure such default after receipt of notice thereof; provided that in the case of a default which cannot be remedied within thirty (30) days, Lender shall have such additional time as is reasonably necessary to remedy such default with diligence.

3.    The Lease shall be subordinate and inferior in all respects to the Deed of Trust. Notwithstanding such subordination, in the event of foreclosure or acceptance of a deed in lieu of foreclosure, by Lender or any other third party (“Foreclosing Lender”) of the Property, the Lease shall continue in full force and effect and Tenant’s rights thereunder shall not be disturbed so long as Tenant is not in default under the Lease; and Tenant agrees to attorn to the Foreclosing Lender, its successors and assigns. Tenant agrees to execute, upon request of Landlord or Lender, such instruments as may be required to evidence such subordination, non-disturbance and attornment. Notwithstanding the foregoing, however, if the Lease does not contain a provision whereby the Tenant’s failure to continuously operate its business at the Premises is an event of default under the Lease, then, upon acquisition of the Property by the Foreclosing Lender, the Lease shall be deemed to be modified and amended to provide that Tenant’s failure to continuously operate its business at the Premises, which failure shall continue for a period of 30 days or more, shall be deemed an event of default under the Lease, and Foreclosing Lender, as landlord under the Lease, shall be entitled to exercise any and all of its rights thereunder or in law or at equity.

4.    In the event of a foreclosure or acceptance of a deed in lieu of foreclosure by the Foreclosing Lender, the Foreclosing Lender’s obligations as landlord under the Lease shall extend only to the period from and after the date of such foreclosure or acceptance of a deed in lieu of foreclosure. Specifically, and without in any way limiting the foregoing, Foreclosing Lender shall

Exhibit “J” - Page ii

have no obligation to account to Tenant for any security deposit under the Lease unless it actually received such security deposit from the Landlord. Furthermore, Foreclosing Lender shall not be bound to recognize (i) Tenant’s payment of any amount due under the Lease to Landlord [or Original Landlord] if paid more than one payment period in advance of when such amount was due; or (ii) any amendment to the Lease made without the consent of Lender. In no event shall either Lender or Foreclosing Lender be liable to Tenant for damages caused by or arising out of any default by Landlord [or Original Landlord] under the Lease.

5.    Tenant has been advised that the insurance and condemnation provisions of any lien instruments that may secure the Note may give the holder thereof certain rights to require that insurance and condemnation proceeds be applied to such Note and not to restoration or rebuilding; and Tenant hereby waives any terms of the Lease with respect to the application of insurance and condemnation proceeds which are inconsistent with the terms of any lien instruments securing the Note.

6.    Tenant has been advised that the lien instruments that will secure the Note will give the holder thereof the right to collect rent directly from the undersigned upon the occurrence of an event of default thereunder, and that upon the receipt of notice of any such default, the undersigned will thereafter make payment of all rent directly to Lender or as Lender shall direct as it becomes due and payable.

7.    Tenant acknowledges that the lien instruments that will secure the Loan and/or any loan agreement relating thereto may prohibit Landlord from modifying any leases of the Premises or any part of the Property absent the prior approval of Lender. Tenant agrees that any such modifications shall not be enforceable until and unless Lender’s consent thereto is obtained and Tenant shall provide written notice to Landlord of any proposed modifications to the Lease.

8.    Any notice required or permitted hereunder shall be in writing and shall either (1) be mailed by first class United States Mail, certified or registered mail, return receipt requested, postage prepaid; or (ii) delivered in person to the intended addressee. Notice mailed pursuant to (i) shall be effective three (3) days after deposit in the U. S. mail. Notice given in any other manner shall be effective upon receipt, unless and until changed, the addresses of the parties hereto are as follows:

TENANT:

BANK UNITED:	Bank United
3200 Southwest Freeway, Suite 2900
Houston, Texas 77027
Attention:
Facsimile:

9.    This Agreement shall inure to the benefit of the Lender, its successors and assigns, and shall be binding upon Tenant, its successors and assigns.

[TENANT]

By:
Name:
Title:

Exhibit “J” - Page iii

BANK UNITED

By:

Name:

Title:

STATE OF                                           §

                                                                §

COUNTY OF                                       §

This instrument was acknowledged before me on              by             ,              of             , a              on behalf of said             .

Notary Public in and for the State of

STATE OF                                           §

                                                                §

COUNTY OF                                       §

This instrument was acknowledged before me on              by             ,              of Bank United, a federal savings bank, on behalf of said federal savings bank.

Notary Public in and for the State of

Exhibit “J” - Page iv